UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2016

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Recall Bridge Facility

As previously disclosed, Iron Mountain Incorporated, or Iron Mountain, entered into a binding Scheme Implementation Deed, as amended, or the Recall Agreement, with Recall Holdings Limited, or Recall, pursuant to which Iron Mountain will acquire 100% of the issued share capital of Recall, or the Recall Transaction, by way of a recommended court approved Scheme of Arrangement, or the Scheme.  In order to provide a portion of the financing necessary to close the Recall Transaction, Iron Mountain entered into a commitment letter dated April 19, 2016, or the Commitment Letter, with JPMorgan Chase Bank, N.A., as a lender and administrative agent, and the other lenders party thereto, or the Lenders, pursuant to which the Lenders have committed to provide to Iron Mountain an unsecured bridge term loan facility of up to $850,000,000, or the Bridge Facility.

The Bridge Facility will have a maturity date of the earlier of (i) twelve months from the date of first borrowing under the Bridge Facility, which may be extended by one year subject to the payment of an extension fee and meeting certain other conditions and (ii) if the Recall Transaction has not been consummated, July 30, 2016.  Borrowings under the Bridge Facility will bear interest at an annual rate equal to, at Iron Mountain’s option, LIBOR or the applicable base rate plus a margin during the first three months equal to (i) in the case of LIBOR borrowings, 3.25%, or (ii) in the case of applicable base rate borrowings, 2.25%.  Thereafter, the margin for each subsequent three-month period increases by 0.5% over the applicable margin in effect for the immediately preceding three-month period.

The closing of the Bridge Facility and the availability of the loans thereunder are subject to the satisfaction of certain conditions as provided in the Commitment Letter.  The definitive loan documentation for the Bridge Facility will contain certain customary representations and warranties, affirmative, negative and financial covenants and events of default consistent with the terms set forth in the Commitment Letter and otherwise substantially similar to the terms set forth in Iron Mountain’s credit agreement, dated as of July 2, 2015, or the Existing Credit Agreement, in all material respects unless otherwise mutually and reasonably agreed.

Iron Mountain expects to enter into definitive loan documentation for the Bridge Facility and borrow the full amount of the Bridge Facility on April 29, 2016.  A portion of the proceeds from the Bridge Facility will be used to reimburse certain banks and financial institutions for the purchase of Australian dollars by Iron Mountain to finance a portion of the cash consideration of the Recall Transaction.  The remainder of the proceeds from the Bridge Facility will be held in a designated escrow account and used, along with borrowings under the Existing Credit Agreement, to fund the Recall Transaction, including refinancing Recall’s existing indebtedness and to pay costs incurred by Iron Mountain in connection with the Recall Transaction.

Credit Agreement Amendment

In connection with entering into definitive loan documentation for the Bridge Facility, Iron Mountain will enter into an amendment, or the Amendment, to the Existing Credit Agreement.  The Amendment will amend the Existing Credit Agreement to permit the incurrence and prepayment of the loans under the Bridge Facility, in addition to other amendments intended to accommodate the closing of the Recall Transaction.

The above description of the Commitment Letter is not complete and is subject to and qualified in its entirety by reference to  the Commitment Letter, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Recall Agreement, Iron Mountain’s board of directors, or the Board, elected Neil Chatfield, age 61, and Wendy Murdock, age 63, to serve as directors of Iron Mountain, effective upon completion of the Recall Transaction, which is expected to occur on May 2, 2016.  Upon their appointment to the Board, Mr. Chatfield is expected to join the Board’s Audit Committee and the Risk and Safety Committee, and Ms. Murdock is expected to join the Board’s Compensation Committee and the Finance Committee.  In accordance with the terms of the Recall Agreement, the Board also agreed to name Mr. Chatfield and Ms. Murdock as nominees to the Board to be voted on by Iron Mountain’s stockholders at the first annual meeting of stockholders following the consummation of the Recall Transaction.  Other than the Recall Agreement, there are no arrangements or understandings between Mr. Chatfield or Ms. Murdock and any other persons pursuant to which either was elected as a director, and neither Mr. Chatfield nor Ms. Murdock has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Neither Mr. Chatfield nor Ms. Murdock has a family relationship with any member of the Board or any executive officer of Iron Mountain.

Mr. Chatfield has served as a non-executive director, and chairman of the Audit Committee, of Recall since December 2013.  Mr. Chatfield has served as non-executive chairman of Costa Group since June 2015 and a director since October 2011.  Mr. Chatfield has also served as chairman of Seek Limited since 2012 and a director since 2005.  In addition, Mr. Chatfield has served as a non-executive director of Transurban Group since 2009. Mr. Chatfield has over 35 years of experience in the transport, logistics and resources industries, including as an executive director and chief financial officer of Toll Holdings Limited for more than ten years.  Mr. Chatfield holds a Master of Business in Finance and Accounting from the University of Technology Sydney, a Graduate Diploma in Information Technology from Royal Melbourne Institute of Technology, a Graduate Diploma in Accounting from Swinburne Institute of Technology and a Diploma in Business Studies from Footscray Institute of Technology.

Ms. Murdock has served as a non-executive director of Recall since December 2013.  In addition, since 2013, Ms. Murdock has served on the Board and Risk Management Committee of USAA Federal Savings Bank and, since March 2016, Ms. Murdock has served on the Board and the Investment and Risk Committee of La Caisse de dépôt et placement du Québec. From 2005 to 2013, Ms. Murdock held a variety of positions with MasterCard Worldwide, including serving as a member of the MasterCard Worldwide Operating Committee, chief payment system integrity officer and chief product officer. Ms. Murdock holds a Bachelor of Arts degree from McGill University and a Master of Business Administration from the University of Western Ontario.

For their service as directors, Mr. Chatfield and Ms. Murdock will be entitled to the compensation that Iron Mountain generally provides to its non-employee directors. A summary of Iron Mountain’s currently-effective director compensation plan, or the Director Compensation Plan, is filed as Exhibit 10.44 to Iron Mountain’s Annual Report on Form 10-K for the year ended December 31, 2015, and is incorporated by reference herein. Mr. Chatfield and Ms. Murdock will also be able to participate in the Iron Mountain Incorporated Directors Deferred Compensation Plan. Upon the effectiveness of their appointment to the Board, pursuant to the Director Compensation Plan, Mr. Chatfield and Ms. Murdock will each receive a prorated annual grant of restricted stock units, or RSUs, under the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan in an amount equal to $9,986 divided by the closing price of Iron Mountain’s common stock on the New York Stock Exchange, or the NYSE, on the grant date.  This amount represents approximately one-twelfth of the annual equity grant of $120,000 issued to non-executive directors at Iron Mountain’s 2015 annual meeting of stockholders.  Each RSU represents the right to receive one full share of Iron Mountain’s common stock, and the RSUs vest on the grant date.

Item 8.01              Other Events.

Overview of progress of Scheme to date

On April 19, 2016, the Scheme was approved by Recall shareholders, with 99.9% of Recall shareholders voting in favor of the Scheme.  On April 21, 2016, the Scheme was subsequently approved by the Federal Court of Australia and registered with the Australian Securities and Investments Commission, which resulted in the Scheme becoming effective under Australian law.

As a result of the Scheme becoming effective, Iron Mountain and Recall are legally required to implement the Scheme, which is scheduled to occur on May 2, 2016.  Upon implementation of the Scheme, a subsidiary of Iron Mountain will own 100% of the shares in Recall and Recall will become a wholly-owned subsidiary of Iron Mountain.

The timetable from the effective date of the Scheme to the implementation date of the Scheme is set out below.  Times and dates below are provided for both Sydney, Australia and Boston, Massachusetts in consideration of the 14 hour time difference.

Event	Indicative time and date (Sydney)	Indicative time and date (Boston)
Effective Date	April 21, 2016	April 20, 2016
Last date Recall shares will trade on the Australia Stock Exchange, or the ASX

Election Date	5:00 p.m. on April 22, 2016	3:00 a.m. on April 22, 2016
Deadline for receipt of the Election Form

Commencement of trading of new Iron Mountain CDIs on ASX under the symbol ‘INM’ (deferred settlement basis)	April 22, 2016	April 22, 2016

Record Date	April 27, 2016	April 26, 2016
Determination of entitlement of Recall shareholders to receive the Scheme Consideration

Implementation Date	May 2, 2016	May 1, 2016
Transfer of all Recall shares to Iron Mountain and issue or payment (as applicable) of Scheme Consideration to Recall shareholders

Commencement of trading of new Iron Mountain CDIs on ASX under the symbol ‘INM’ (normal settlement basis)	May 3, 2016	May 3, 2016

Commencement of trading of new Iron Mountain shares on the NYSE

Despatch of holding statements for new Iron Mountain securities	May 4, 2016	May 3, 2016

Scheme Consideration

Eligible Recall shareholders holding shares on the Record Date — 7:00 p.m. on April 27, 2016 (Sydney time) — will receive consideration of US$0.50 cash, or the Cash Supplement Amount, plus 0.1722 new Iron Mountain securities for each Recall share they hold on the Record Date, or the Standard Consideration.

Unless they request otherwise, a Recall shareholder with a registered address:

•                                       in Australia, will receive any new Iron Mountain securities to be issued as part of their Standard Consideration in the form of new Iron Mountain Chess depositary interests, or CDIs, which will be quoted on the ASX; and

•                                       outside Australia, will receive any new Iron Mountain securities to be issued as part of their Standard Consideration in the form of new shares of Iron Mountain common stock, which will be listed on the NYSE.

Alternatively, Recall shareholders can elect to receive cash consideration, or the Cash Consideration, which is comprised of two components, (1) the Cash Supplement Amount plus (2) a cash payment equal to A$8.50 less the Australian dollar equivalent of US$0.50 in cash, the amount paid pursuant to this clause (2) is referred to as the Cash Election.  The total cash pool available to satisfy Cash Elections is capped at A$225 million, or the Cash Election Cap, with preferential access to the cash pool for the first 5,000 shares for each Recall shareholder listed on the Recall register on June 11, 2015.  For the avoidance of doubt, amounts paid to Recall shareholders that represent the Cash Supplement Amount are excluded from the calculation of the Cash Election Cap.

Recall shareholders have the opportunity to elect to receive the Cash Consideration prior to 5:00 p.m. on April 22, 2016 (Sydney time).  If Recall shareholders do not make an election by that time, they will receive the Standard Consideration.

The new Iron Mountain securities are expected to be issued to Recall shareholders by May 2, 2016 (Sydney time) and the Cash Consideration, as well as the Cash Supplement Amount for those Recall shareholders receiving the Standard Consideration, will be paid into each Recall shareholder’s account on May 2, 2016 (Sydney time).  The new Iron Mountain shares will commence trading on the NYSE on May 3, 2016 (Boston time).  The new Iron Mountain CDIs will commence trading on the ASX under the symbol “INM” on a deferred settlement basis on April 22, 2016 (Sydney time), and will commence trading on a normal basis on May 3, 2016 (Sydney time).

Deferred settlement trading of Iron Mountain CDIs

As noted above, Recall shareholders who receive the Standard Consideration will be issued new Iron Mountain shares or new Iron Mountain CDIs on May 2, 2016.  Recall shareholders who receive new Iron Mountain CDIs will be able to trade those CDIs on ASX on a deferred settlement basis as early as April 22, 2016. This means that Recall shareholders who are to receive new Iron Mountain CDIs can sell those CDIs on ASX before they are actually issued those CDIs.  Trades undertaken during the period of deferred settlement simply settle on a longer timetable.  Normal settlement trading will commence on May 3, 2016.

Recall shareholders will not necessarily know the exact number of new Iron Mountain CDIs that they will receive (if any) in connection with the Scheme until a number of days after those CDIs can be traded on ASX on a deferred settlement basis.  Recall shareholders who trade new Iron Mountain CDIs on a deferred settlement basis without knowing the number of new Iron Mountain CDIs they will receive as consideration risk adverse financial consequences if they purport to sell more new Iron Mountain CDIs than they receive.  If Recall shareholders trade in new Iron Mountain CDIs during the deferred settlement period and prior to receipt of their holding statement, they do so at their own risk.

How to elect to receive shares of Iron Mountain common stock instead of Iron Mountain CDIs under the Scheme and vice versa

To the extent a Recall shareholder is to receive new Iron Mountain securities, unless they request otherwise, the Recall shareholder’s address in the Recall share registry as of the Record Date will determine whether such Recall shareholder receives their new Iron Mountain securities in the form of new shares of Iron Mountain common stock or new Iron Mountain CDIs.

If a Recall shareholder desires to receive shares of new Iron Mountain common stock rather than new Iron Mountain CDIs, or vice versa, he or she should contact the Recall share registry at 1800 209 118 (within Australia) or +61 1800 209 118 (outside Australia), between the hours of 8:30 a.m. and 5:30 p.m. (Sydney time), Monday through Friday before the Election Date under the Scheme (5:00 p.m. (Sydney time) on April 22, 2016).

How to convert Iron Mountain CDIs into shares of Iron Mountain common stock and vice versa following implementation of the Scheme

A Recall shareholder with a registered address in Australia will receive any new Iron Mountain securities to be issued as part of their Standard Consideration in the form of new Iron Mountain CDIs quoted on the ASX.

CDIs are instruments through which Iron Mountain shares can be traded on ASX.  Each new Iron Mountain CDI will represent a beneficial interest in one share of Iron Mountain common stock.  Each Iron Mountain CDI can be converted into a share of Iron Mountain common stock at any time and vice versa.  Iron Mountain intends that the ownership limitations included in its certificate of incorporation relating to its status as a real estate investment trust for U.S. federal income tax purposes will apply across both Iron Mountain common stock and Iron Mountain CDIs, such that the various limits on an individual or entity owning or transferring shares of any class or series of stock will apply in the aggregate to all Iron Mountain common stock and Iron Mountain CDIs owned by that individual or entity.

Holders of new Iron Mountain CDIs may at any time convert their new Iron Mountain CDIs into shares of Iron Mountain common stock listed on the NYSE by contacting:

•                                       the Iron Mountain CDI subregistry (to be established prior to implementation of the Scheme), if their new Iron Mountain CDIs are held on the Iron Mountain CDI issuer sponsored subregister; or

•                                       their broker, if their new Iron Mountain CDIs are held on the Iron Mountain CDI CHESS subregister.

Requests for conversion will ordinarily be processed within one to three business days although the time for conversion may take longer.  Conversion is achieved by transferring the underlying Iron Mountain shares from the CDI Nominee to the holder of the new Iron Mountain CDIs.

No trading of the underlying Iron Mountain shares can take place on NYSE until the conversion process has been completed.

Recall shareholders that receive new shares of Iron Mountain common stock instead of Iron Mountain CDIs, may at any time convert them into Iron Mountain CDIs by contacting Iron Mountain’s transfer agent, CDI Registrar Link Market Services, after implementation of the Scheme. CDI Registrar Link Market Services may be reached at 1800 187 991 (toll free within Australia) or +61 1800 187 991 (from outside Australia between the hours of 8:30 a.m. and 5:30 p.m. (Sydney time), Monday through Friday.

Forward-looking Statements

Certain statements contained in this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and be subject to the safe-harbor created by such Act.  Forward-looking statements include, but are not limited to, the expected timing of the closing of the Recall Transaction, the expected timing and amount of any borrowings under the Bridge Facility and Existing Credit Agreement, and statements regarding Iron Mountain’s goals, beliefs, plans and current expectations.  These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When Iron Mountain uses words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, it is making forward-looking statements.  You should not rely upon forward-looking statements except as statements of Iron Mountain’s present intentions and of Iron Mountain’s present expectations, which may or may not occur.  Although Iron Mountain believes that its forward-looking statements are based on reasonable assumptions, Iron Mountain’s expected results may not be achieved, and actual results may differ materially from its expectations.  Important factors that could cause actual results to differ from Iron Mountain’s expectations include, among others: (i) Iron Mountain’s ability to remain qualified for taxation as a real estate investment trust for U.S. Federal income tax purposes; (ii) the adoption of alternative technologies and shifts by Iron Mountain’s customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for Iron Mountain’s storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect Iron Mountain’s customers’ information; (vi) changes in the price for Iron Mountain’s storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which Iron Mountain’s international subsidiaries operate; (viii) Iron Mountain’s ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of Iron Mountain’s capital expenditures; (x) changes in the cost of Iron Mountain’s debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for Iron Mountain’s business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; and (xiv) other trends in competitive or economic conditions affecting Iron Mountain’s financial condition or results of operations not presently contemplated.  Additional risks that may affect results are set forth in Iron Mountain’s filings with the Securities and Exchange Commission, including Iron Mountain’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in Recall’s filings with the Australian Stock Exchange, including Recall’s Annual Report for the fiscal year ended June 30, 2015 and Recall’s interim financial statements for the six month period ended December 31, 2015.  Any forward-looking statements contained herein are based on assumptions that Iron Mountain believes to be reasonable as of the date hereof and Iron Mountain undertakes no obligation, except as required by law, to update these statements as a result of new information or future events.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

10.1                        Commitment Letter, dated as of April 19, 2016, among Iron Mountain, Iron Mountain Information Management, LLC, the lenders and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: April 21, 2016